Exhibit 23.1
Consent of Jones Jensen & Company, Independent Certified Public Accountants, related to financial statements for Trans Energy, Inc.


                        CONSENT OF INDEPENDENT AUDITORS'
                        --------------------------------

Board of Directors
Trans Energy, Inc.
St. Mary's, West Virginia


We hereby consent to the use in this Registration Statement of Trans Energy, Inc. on Form SB-2, of our report dated March 25, 1998 of Trans Energy, Inc. for the years ended December 31, 1997 and 1996, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.



Jones, Jensen & Company
Salt Lake City, Utah
September 30, 1998